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Exhibit 10.13

HALF DOME BUILDING

LEASE

BY AND BETWEEN

CONEXANT SYSTEMS, INC.

as Landlord

and

SPECIALTYSEMI, INC.,

as Tenant

March 12, 2002

i

ARTICLE 5	REPAIRS, MAINTENANCE, SERVICES AND UTILITIES	13
5.1	Repair And Maintenance	13
5.2	Utilities	14
5.3	Security Measures	14
5.4	Energy And Resource Consumption	14
5.5	Limitation Of Landlord's Liability	15
ARTICLE 6	ALTERATIONS AND IMPROVEMENTS	15
6.1	By Tenant	15
6.2	Ownership Of Improvements	15
6.3	Alterations Required By Law	16
6.4	Liens	16
ARTICLE 7	ASSIGNMENT AND SUBLETTING BY TENANT	16
7.1	By Tenant	16
7.2	Merger, Reorganization, or Sale of Assets	16
7.3	Landlord's Election	17
7.4	Conditions To Landlord's Consent	18
7.5	Assignment Consideration And Excess Rentals Defined	18
7.6	Payments	18
7.7	Effect Of Landlord's Consent	19
ARTICLE 8	LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY	19
8.1	Limitation On Landlord's Liability And Release	19
8.2	Tenant's Indemnification Of Landlord	19
ARTICLE 9	INSURANCE	20
9.1	Tenant's Insurance	20
9.2	Landlord's Insurance	21
9.3	Mutual Waiver Of Subrogation	22
ARTICLE 10	DAMAGE TO LEASED PREMISES	22
10.1	Landlord's Duty To Restore	22
10.2	Insurance Proceeds	22
10.3	Landlord's Right To Terminate	22
10.4	Tenant's Right To Terminate	22
10.5	Tenant's Waiver	23

ARTICLE 11	CONDEMNATION	23
11.1	Tenant's Right To Terminate	23
11.2	Landlord's Right To Terminate	23
11.3	Restoration	23
11.4	Temporary Taking	23
11.5	Division Of Condemnation Award	23
11.6	Taking Defined	24
ARTICLE 12	DEFAULT AND REMEDIES	24
12.1	Events Of Tenant's Default	24
12.2	Landlord's Remedies	24
12.3	Landlord's Default And Tenant's Remedies	25
12.4	Limitation Of Tenant's Recourse	26
12.5	Tenant's Waiver	26
ARTICLE 13	GENERAL PROVISIONS	26
13.1	Taxes On Tenant's Property	26
13.2	Holding Over	27
13.3	Transfer By Landlord	27
13.4	Force Majeure	27
13.5	Notices	27
13.6	Attorneys' Fees	28
13.7	General Waivers	28
13.8	Miscellaneous	28
13.9	Quiet Enjoyment	29
13.10	Confidentiality	29

ARTICLE 14	CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT	29
14.1	Corporate Authority	29
14.2	Brokerage Commissions	29
14.3	Entire Agreement	30
14.4	Landlord's Representations	30
14.5	Subordination To Mortgages and Ground Leases	30
14.6	Tenant's Attornment Upon Foreclosure	30
14.7	Mortgagee Protection	31
14.8	Estoppel Certificate	31
14.9	Memorandum of Lease	31
ARTICLE 15	OPTIONS TO EXTEND	31
15.1	Extension Options	31
15.2	Terms of Extension	31
ARTICLE 16	EXPANSION OF LEASED PREMISES	31

LEASE

        THIS LEASE, dated March 12, 2002 for reference purposes only, is made by and between CONEXANT SYSTEMS,  INC., a Delaware corporation ("Landlord"), and SPECIALTYSEMI, INC., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

RECITALS

        A.    Landlord, Tenant and Carlyle Capital Investors, L.L.C. ("Carlyle") are parties to that certain Contribution Agreement dated February 23, 2002 (the "Contribution Agreement"), pursuant to which Landlord and Carlyle agreed to form a joint venture, which joint venture entity is the Tenant hereunder, for the operation of a semiconductor wafer fabrication facility at the Property (as defined below).

        B.    In furtherance of the joint venture and operation of the semiconductor wafer fabrication facility, Landlord agreed to lease to Tenant a portion of its facility for office use and a machine shop pursuant to the terms of this Lease.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Landlord and Tenant covenant and agree as follows:

ARTICLE 1

DEFINITIONS

        1.1    Definitions.    All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning:

          (a)   The term "Additional Rent" as used herein shall include any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Paragraph 13.6, and any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease (including, without limitation, base rent, if applicable).

          (b)   The term "Building" shall mean that certain building known as building 501 located on the Property, which building is shown outlined on Exhibit "A" hereto.

          (c)   The term "Comerica Prime Plus Two" shall mean the sum of that rate quoted by Comerica Bank—California, N.A. from time to time as its prime rate, plus two percent (2%).

          (d)   The term "Common Areas" shall mean all areas within the Building and the Property which are designated for the non-exclusive use of Landlord and all tenants, occupants, and/or licensees of the Property, including but not limited to outdoor eating areas, parking areas, loading and unloading areas and docks, platforms, trash areas, roadways, sidewalks, landscaping, ramps, driveways, recreation areas (including the basketball court), cafeteria, and auditorium as outlined on Exhibit "A" hereto.

          (e)   The term "Contributed Assets" shall have the meaning given to that term in the Contribution Agreement.

          (f)    The term "Damages" shall mean any loss, damage, cost injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax or expense of any nature, including without limitation, reasonable fees and disbursements of counsel.

          (g)   The term "El Capitan Lease" shall mean that certain lease between Landlord and Tenant entered into concurrently herewith covering the Lease of Building 503 and Building 505 (also known, collectively, as the "El Capitan" building) on the Property.

          (h)   The term "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          (i)    The term "Environmental Claim" shall mean any and all administrative, regulatory or judicial proceeding, demands, claims, liens, encumbrance, notices of non-compliance or violation, investigations, consents, orders or consent agreements relating in any way to any Environmental Law or any permit, approval or license under any Environmental Law (hereinafter "Claims"), including without limitation, (a) any and all Claims by any Governmental Body for enforcement, cleanup, remediation or other actions or Damages pursuant to any Environmental Law, and (b) any and all Claims by any Person seeking Damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          (j)    The term "Environmental Condition" shall mean (a) a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or any permit, approval or license under any Environmental Law or (b) any and all conditions, including soil, surface water and groundwater contamination, resulting from the handling or use of any Hazardous Material or the disposal, release or discharge of a Hazardous Material into the environment.

          (k)   The term "Environmental Law" shall mean any Law, now or hereafter in effect and as amended, and any judicial, legislative or administrative interpretation thereof, including any judicial, legislative or administrative order relating to the environment; the effect of Hazardous Materials on the environment or human safety or health; emissions, discharges or releases of Hazardous Materials into the environment, including without limitation into ambient air, surface water, groundwater or land; or otherwise relating to the handling of Hazardous Materials or the clean-up or other remediation of Hazardous Materials.

          (l)    The term "Environmental Response Activities" shall mean any and all response actions (as that term is broadly defined under Environmental Laws), including, without limitation, the activities set forth in 42 USC Section 9601 (23), (24), and (25).

          (m)  The term "Exhibits" shall mean the Exhibits of this Lease which are described as follows:

            (i)    Exhibit "A"—Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

            (ii)   Exhibit "B"—Floor Plans showing the Leased Premises within the Building.

            (iii) Exhibit "C"—Form of Estoppel Certificate.

            (iv)  Exhibit "D"—Site Plan showing Identified Groundwater Treatment Systems.

          (n)   The term "Expense Rent" is defined in Paragraph 3.1 below.

          (o)   The term "Expenses" shall mean, collectively, the following expenses incurred by Landlord in connection with the Property and the Leased Premises:

            (i)    Insurance costs, including without limitation, the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. In no event shall Expenses include costs for pollution liability insurance or other environmental insurance.

            (ii)   All costs and expenses paid or incurred by Landlord in providing services to Tenant as described in this Lease.

            (iii) Actual book depreciation costs for the Building per generally accepted accounting principles given current asset lives, provided that Landlord shall not alter the accounting treatment of the Property unless reasonably approved by Tenant.

            (iv)  Other expenses incurred by Landlord not included in clauses (i) through (iii) above (and which are not excluded below) which are reasonably approved by Tenant.

  Notwithstanding the foregoing, in no event shall "Expenses" include expenses actually paid by Tenant to Landlord under any other agreement or the cost of property taxes, gas or electricity for the Building or any costs of maintenance or repair of the Building or the Common Areas of the Property, unless such maintenance or repair is needed because of the overuse, negligence or willful misconduct of Tenant, its agents, invitees, employees or contractors.

          (p)   The term "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (b) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, court, or other administrative or judicial body thereof); or (c) governmental or quasi-governmental authority of any nature.

          (q)   The term "Hazardous Materials" shall mean (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical," "toxic chemical" or "toxic substance" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Law (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any other so-called "superfund" or "superlien" law, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the respective regulations promulgated thereunder, or any analogous federal, state or local laws and regulations); (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Law which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)," "(b)," "(c)," or "(d)" above.

          (r)   The terms "Identified Groundwater Treatment Systems" shall mean the storage and treatment systems in existence as of the Lease Commencement Date, identified in Exhibit "D."

          (s)   The term "Known Contamination" means (i) those volatile organic compounds (VOCs) detected in the Shallow Zone extraction well groundwater samples including 1,1 -dichloroethylene (1,1 DCE), cis 1,2 dichloroethylene (cis-1, 2-DCE), and trichloroethylene ("TCE"); the VOCs detected in the Intermediate Zone extraction well groundwater samples including cis-1, 2-DCE, trans-1, 2-dichloroethylene (trans- 1,2-DCE), vinyl chloride and TCE; 1,1 Dichloroethane, 1,1 DCE, 1,2 dichlorobenzene, chloroform, and chloroethane; Tetrachloroethene ("PCE"), and (ii) any other contaminants or Hazardous Materials which have been detected in any samples collected from any of the identified extraction wells or monitoring wells or which have been identified as being present in soils, soil vapor or groundwater underlying the Property as of the Effective Date of this Lease, including, without limitation, any other Hazardous Materials resulting from the degradation of any of the above identified contaminants (whether naturally or as a result of Landlord's Environmental Response Activities), and (iii) any migration after the date the Leased Premises are delivered to Tenant of contaminants or Hazardous Materials which have been detected in any samples collected from any of the identified extraction wells or monitoring wells or which have been identified as being present in soils, soil vapor or groundwater underlying the Property as of the Effective Date of this Lease, unless the same are naturally occurring or have an origin other than the Property, or are occurring as a result of Tenant's operation of the Leased Premises.

          (t)    The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, Environmental Laws or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building, the Common Areas or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

          (u)   The term "Lease Commencement Date" is defined in Paragraph 2.3 below.

          (v)   The term "Lease Expiration Date" means the date that is fifteen years after the Lease Commencement Date, unless earlier terminated in accordance with the terms of this Lease, or extended pursuant to Article 15 hereof.

          (w)  The term "Leased Premises" shall mean certain interior space in the Building outlined on Exhibit "B" hereto consisting of approximately 45,000 rentable square feet.

          (x)   The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

          (y)   The term "Permitted Use" shall mean general office use and a machine shop as designated on Exhibit "B".

          (z)   The term "Person" shall mean any individual, Entity or Governmental Body.

          (aa) The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Common Areas.

          (bb) The term "Property" shall mean that certain real property and all improvements located thereon having an address of 4311 Jamboree Road, Newport Beach, California, which real property is shown on the Site Plan attached hereto as Exhibit "A".

          (cc) The term "Tenant's Pro Rata Share" shall mean the percentage obtained by dividing the number of rentable square feet in the Leased Premises by the number of rentable square feet in the Building, at the time of calculation. Such percentage is currently 36%. In the event that any portion of the Property is sold by Landlord, or the rentable square footage of the Leased Premises or the Building is otherwise changed, Tenant's Pro Rata Share shall be recalculated to equal the percentage described in the first sentence of this paragraph, so that the aggregate Tenant's Pro Rata Share of all tenants, occupants, and/or licensees of the Building shall equal 100%.

          (dd) The term "Rent" shall mean, collectively, Expense Rent and all Additional Rent.

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

        2.1    Demise Of Leased Premises.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use for the Permitted Use and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraphs 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Private Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all Laws and Private Restrictions governing the operation of pollution control systems, waste collection and treatment systems, (iv) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (v) all reasonable rules and regulations from time to time established by Landlord under Paragraph 4.11 of this Lease. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees reasonable rights of access, use and occupancy of the Building roof, provided that Landlord and its designees do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises and comply with any reasonable security measure established by Tenant. Tenant shall have a nonexclusive right of access and use or occupancy of the Building roof to the extent required in order to enable Tenant to perform Tenant's maintenance and repair obligations pursuant to this Lease.

        2.2    Right To Use Common Areas.    As an appurtenant right to Tenant's right to the use the Leased Premises, Tenant shall have the right to use the Common Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Common Areas shall terminate concurrently with any termination of this Lease. Tenant, in its use of the Common Areas, shall at all times keep the Common Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. Landlord shall have no liability to Tenant, its agents, employees, contractors and invitees in connection with their use of the Common Areas (including, without limitation, the recreation facilities located within the Common Areas) and Tenant, its agents, employees, contractors and invitees assume all risk of injury in connection with their use thereof, except for liability arising from the negligence or willful misconduct of Landlord, or Landlord's agents or employees.

        2.3    Lease Commencement Date And Lease Term.    The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on March 12, 2002 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

        2.4    Performance Of Improvement Work; Acceptance Of Possession.    Landlord shall deliver and Tenant shall accept possession of the Leased Premises on the Lease Commencement Date in their then "as-is" condition, with all faults and defects. Landlord shall have no obligation to improve, alter or repair the Leased Premises prior to delivery to Tenant, or thereafter, unless specifically provided for herein.

        2.5    Surrender Of Possession.

          (a)    Removal Obligations.    Immediately prior to the expiration or sooner termination of this Lease, Tenant shall remove any and all of Tenant's owned equipment, trade fixtures, furniture, supplies, wall decorations and other personal property, and the Contributed Assets from within the Leased Premises, the Building, the Common Areas, and the Property and shall vacate and surrender the Leased Premises, the Building, the Common Areas and the Property to Landlord in a safe, broom clean condition, and in compliance with Paragraph 4.10 hereof. Tenant shall repair all damage to the Leased Premises, the exterior of the Building, the Common Areas and the Property caused by Tenant's removal of Tenant's property in accordance with this Paragraph 2.5 and compliance with Paragraph 4.10 hereof. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls, roof or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings, to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Common Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal.

          (b)    Failure to Surrender in Required Condition.    If the Leased Premises, the Building, the Common Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, after providing notice to Tenant of Landlord's intent to do so and a period of not less than thirty (30) days has elapsed in which Tenant may comply with the provisions of this paragraph, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises the Building, the Common Areas and the Property, to the condition required by this paragraph, together with interest on all costs so incurred from the date paid by Landlord at the lesser of Comerica Prime Plus Two or the then maximum rate of interest not prohibited or made usurious by Law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon within ten (10) business days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenants, occupants, and/or licensees or any losses to Landlord with respect to lost opportunities to lease and/or license to succeeding tenants, and/or licensees.

        2.6    Change in Lease Term.    Notwithstanding anything to the contrary contained herein, in the event the El Capitan Lease is terminated pursuant to any provision thereof, this Lease shall also terminate as of the same date.

ARTICLE 3

RENT

        3.1    Expense Rent.    Commencing on the first day of the first month following the Lease Commencement Date (the "Rent Commencement Date") and continuing on the first day of each month thereafter throughout the Lease Term, to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as rent an amount equal to Tenant's Pro Rata Share of all Expenses (as defined in Article 1) incurred by Landlord (the "Expense Rent"). Payment shall be made as follows:

          (a)    Estimates.    Landlord shall deliver to Tenant Landlord's reasonable estimate of the Expenses which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such Expenses for such year in equal monthly installments during such year. Landlord reserves the right to revise such estimate from time to time.

          (b)    Quarterly Adjustments.    Landlord shall furnish to Tenant within forty five (45) days following the end of each quarter during the Lease Term, a statement certified to be complete and accurate (the "Quarterly Statement") setting forth in reasonable detail (i) the amount of the Expenses paid or incurred during the just ended quarter, and (ii) the amount that Tenant has paid to Landlord for credit against such Expenses for such period. If Tenant shall have paid more than its obligation for such Expenses for the stated period, Landlord shall, at its election, either

  (i) credit the amount of such overpayment toward the next ensuing payment or payments of Expense Rent that would otherwise be due (provided that the Lease has not expired or otherwise terminated) or (ii) refund in cash to Tenant the amount of such overpayment. If such quarterly statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten (10) business days from Landlord's billing of same to Tenant. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease.

          (c)    Audit of Quarterly Statement.    Within thirty (30) days after Tenant's receipt of a Quarterly Statement, if Tenant disputes the amount of Tenant's obligations set forth therein, at Tenant's expense an independent certified public accountant designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records pertaining to Expenses for the subject quarter. If Tenant still disputes any matter set forth in the subject Quarterly Statement after such inspection, a certification as to the proper amount owing by Tenant with respect to Expenses for the subject quarter shall be made at Tenant's expense by an independent certified public accountant mutually acceptable to Landlord and Tenant, and such certification shall be final and conclusive (the "Final Audit"), and any necessary adjustment shall be made for the next monthly rental payment in light of the Final Audit. If the Final Audit shows that Expenses for the particular quarter have been overstated by more than three percent (3%), then Landlord shall be responsible for the cost of the Final Audit. Both Landlord and Tenant shall have fifteen (15) days from the date the Final Audit is received by them to dispute the calculation of Expenses set forth therein. If either party disputes the calculation of Expenses reflected in the Final Audit, then Landlord and Tenant shall resolve such dispute in the manner set forth in Section 10.18 of the Contribution Agreement. Notwithstanding the foregoing, with respect to the Quarterly Statement for the last full or partial quarter occurring during the Lease Term, Tenant shall have six (6) months after Tenant's receipt of the subject Quarterly Statement to dispute such statement in accordance with the terms of this paragraph. Tenant shall pay all Rent during the pendency of any audit hereunder. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

        3.2    Interest On Rent In Default.    If any Rent remains delinquent for a period in excess of ten (10) calendar days, then Tenant shall pay to Landlord interest on any Rent that is not so paid from said tenth day at the rate of the lesser of Comerica Prime Plus Two or the then maximum rate of interest not prohibited or made usurious by Law until paid.

        3.3    Payment Of Rent.    All Rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever except as expressly set forth herein, to Landlord at such address as Landlord may designate from time to time. Failure of Landlord to notify Tenant in writing of a change of address shall waive all late charges and interest on Rent in default until such written notice is granted.

ARTICLE 4

USE OF LEASED PREMISES AND COMMON AREA

        4.1    Permitted Use.    Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the non-exclusive right to use the Common Areas in conjunction with the Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

        4.2    General Limitations On Use.    Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems, pollution control systems, waste collection or treatment systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building without Landlord's prior written approval. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building without Landlord's prior written approval. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Common Areas or the Property.

        4.3    Noise And Emissions.    All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not unreasonably interfere with the businesses of or unreasonably annoy the occupants and/or users of the Building or adjacent properties given the nature of Tenant's operation in the Leased Premises and Tenant shall operate the Leased Premises in compliance with applicable Laws. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in compliance with applicable Laws and in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of the Building or adjacent properties, or cause any damage to the Leased Premises, the Building, the Common Areas or the Property or any component part thereof or the property of adjacent property owners.

        4.4    Trash Disposal.    Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of Tenant's trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Landlord hereby represents that that the waste storage area as it exists as of the Effective Date of this Lease is sufficient for the operations existing therein as such operations have been conducted by Landlord as of the Effective Date of this Lease. Tenant shall keep the Leased Premises and the Common Areas in a clean, safe and neat condition free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

        4.5    Parking.    Landlord shall provide Tenant with the right to use 150 non-exclusive parking spaces on the Property. Tenant shall not, at any time, park or permit to be parked any inoperative vehicles in the Common Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein and any reasonable rules and regulations established by Landlord for parking on the Property in accordance with Paragraph 4.11 of this Lease. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant's use of the parking areas.

        4.6    Signs.    Tenant shall have the right to install business identification signage in the interior of the Building immediately outside the Leased Premises or on the door to the Leased Premises, subject to Landlord's prior written consent (which shall not be unreasonably withheld), provided such signage shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person chosen by Tenant and approved by Landlord to install same, such approval not to be unreasonably withheld, conditioned or delayed. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Common Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

        4.7    Compliance With Laws And Private Restrictions.    Subject to Paragraph 4.10 hereof, Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Property including, without limitation, all Laws governing the use and/or disposal of Hazardous Materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages, liability, fines, penalties or costs resulting from Tenant's use of the Leased Premises or Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease. Landlord shall require itself and other tenants of the Property to comply with all Laws and Private Restrictions, subject to the terms of this Lease. Tenant shall immediately notify Landlord and provide copies of any governmental or third party communications, requests or inspections received by Tenant related in any manner to a release, condition or claim regarding Hazardous Materials at the Leased Premises, Building, and/or Property. Tenant shall promptly provide Landlord with written notice of any release or imminent release of Hazardous Materials caused or permitted by Tenant at the Property or by any person at the Leased Premises as soon as Tenant becomes aware of such release or imminent release.

        4.8    Compliance With Insurance Requirements.    With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct any activities nor keep, store or use any item or thing within the Leased Premises, the Building, the Common Areas or the Property which (i) is prohibited under the terms of any such policies (provided such prohibitions are made known to Tenant), (ii) would result in the termination of the coverage afforded under any of such policies, (iii) would give to the insurance carrier the right to cancel any of such policies, or (iv) would cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies (unless such increases are paid by Tenant). Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease. Landlord shall provide Tenant with a copy of all insurance policies related to the Leased Premises, the Building, the Common Areas and the Property and Tenant shall be deemed to have knowledge of all of the terms and conditions of such policies.

        4.9    Landlord's Right To Enter.    Landlord and its agents and third party designees retain the right to enter the Leased Premises during normal business hours but shall give Tenant reasonable notice (except in the case of emergency when no notice shall be required) for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants, occupants, and/or licensees; (iii) making necessary alterations, additions or repairs (provided that any such alterations, additions or repairs shall be coordinated in advance with Tenant), and (iv) performing any of Tenant's obligations when Tenant has failed to do so, provided that Landlord and its agents and third party designees shall abide by Tenant's reasonable security measures and provided that access by Landlord and its agents and third party designees pursuant to this Paragraph 4.9 shall not materially and unreasonably interfere with Tenant's use of the Leased Premises. Landlord retains the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord and its agents retain the right to enter the Common Areas at all times for any and all purposes, including, but not limited to (i) conducting

Landlord's Environmental Response Activities; (ii) inspecting the exterior of the Building and the Common Areas; (iii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least fifteen (15) days' prior written notice of any work to be performed on the Leased Premises); and (iv) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of, Tenant from the Leased Premises or any portion thereof, nor relieve Tenant of its obligations hereunder, nor constitute a breach of contract.

        4.10    Environmental Protection.    Tenant's obligations under this Paragraph 4.10 shall survive the expiration or termination of this Lease.

          (a)   Notwithstanding anything to the contrary in this Lease, Tenant shall not use Hazardous Materials at the Leased Premises other than those contained in ordinary office supplies used in compliance with all Laws or used in the machine shop located in the Leased Premises which shall be used in compliance with all Laws. If required by applicable Laws, Tenant shall prepare and deliver to Landlord a Hazardous Materials Management Plan ("HMMP") regarding Tenant's use of Hazardous Materials in the machine shop. Tenant shall not drain or discharge any Hazardous Materials in the landscaped areas or across the paved areas of the Property. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building any Hazardous Materials. Tenant shall not cause or permit Hazardous Materials to be discharged into the plumbing or sewage system of the Building unless such plumbing or sewage systems are specifically identified as designed or designated to handle the respective Hazardous Material. If the presence of Hazardous Materials on the Property (other than the Known Contamination) caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Property which did not exist upon commencement of the Lease Term, or otherwise upon Landlord's written request, Tenant shall conduct appropriate tests of water, soil or any contaminated surface and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises.

          (b)   Upon termination or expiration of the Lease or cessation of the conduct of Tenant's business in the Leased Premises, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, treatment, disposal or transportation of Hazardous Materials to be removed from the Property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department, regional water quality control board or Certified Unified Program Agency or the California Department of Toxic Substances Control) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Property except for any permits, approvals, and clearances necessary for the operation of the Identified Groundwater Treatment System currently operated by Landlord at the Property or in connection with Environmental Response Activities of Landlord related to the Known Contamination, for which Landlord shall have sole responsibility. In addition, prior to vacating the Leased Premises, Landlord may request that Tenant shall undertake and submit to Landlord, at Landlord's cost, an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.10.

          (c)   At any time prior to expiration of the Lease term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter the Leased Premises in order to conduct appropriate tests of any portion of the Property (including, without limitation, the water and soil thereof) and improvements thereon to determine whether levels of any Hazardous Materials in excess of legally permissible levels have occurred as a result of Tenant's use thereof. Landlord retains at all times the right to conduct appropriate tests of any portion of the Property (including, without limitation, the water and soil thereof) and improvements thereon to determine whether levels of any Hazardous Materials in excess of legally permissible levels have occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

          (d)   Landlord may voluntarily cooperate in a reasonable manner with the efforts of all Governmental Bodies regarding Hazardous Materials at the Leased Premises, provided, however, to the extent such efforts are voluntary and not mandatory, Landlord shall not cause unreasonable interference with the operation of the wafer fabrication business by Tenant in the Leased Premises. Tenant shall not be entitled to terminate this Lease (unless such cooperation materially and unreasonably interfere with Tenant's operation in the Leased Premises) or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of Governmental Bodies regulating, or otherwise involved in, the protection of the environment.

          (e)   Landlord shall hold harmless and indemnify Tenant from and against, and shall compensate and reimburse Tenant, for any Damages that are suffered or incurred by Tenant (regardless of whether or not such Damages relate to any third-party claim) that arise from any Environmental Condition (or any Environmental Claim arising out of or relating to any Environmental Condition) which condition was in existence on, or arose, on or before the date the Leased Premises were delivered to Tenant, or that is attributable to operations or activities of Landlord at the Leased Premises on or before such date, including but not limited to, any Known Contamination; provided, however, in the event Tenant shall be obligated to undertake the "Decommission Plan" as described in the Contribution Agreement, Landlord shall not be required to indemnify Tenant for any costs, fees or other liabilities incurred by Tenant in connection with the Decommission Plan. Tenant shall hold harmless and indemnify Landlord from and against, and shall compensate and reimburse Landlord for, any Damages that are suffered or incurred, directly or indirectly, by Landlord (regardless of whether or not such Damages relate to any third-party claim) that arise from any Environmental Condition (or any Environmental Claim arising out of or relating to any Environmental Condition), which condition arises after the date the Leased Premises are delivered to the Tenant as a result of a release, discharge or spill of Hazardous Materials by the Tenant after the date the Leased Premises are delivered to Tenant (or any Person present at the wafer fabrication facility by invitation of Tenant), or as a result of the negligent or unlawful conduct of Tenant after the date the Leased Premises are delivered to Tenant or failure of Tenant to comply with the terms of Paragraph 4.10(b) hereof, provided that, with respect to Tenant's obligation to indemnify Landlord for Tenant's failure to comply with Paragraph 4.10(b), Tenant shall have no obligation to indemnify Landlord for any Damages resulting from the release, spill, discharge, or handling of Hazardous Materials by Landlord or any negligent or unlawful conduct of Landlord. With respect to any Environmental Claim for which Landlord seeks indemnification from Tenant pursuant to this Paragraph 4.10(e), and which is alleged to have resulted from Tenant's release, discharge or spill of any Hazardous Materials present in the soil or groundwater prior to the Lease Commencement Date, a rebuttable presumption shall exist that the Hazardous Materials involved in the Environmental Claim for which Landlord seeks indemnification were present in the soil or groundwater prior to the Lease Commencement Date. Such presumption shall be rebuttable by clear and convincing evidence.

          (f)    Tenant acknowledges that there is on-going remediation of pre-existing Known Contamination on the Property and the remediation thereof is described in environmental reports made available to Tenant prior to the date hereof. Tenant agrees that the presence of such Known Contamination shall not be deemed a constructive eviction of Tenant from the Leased Premises. Tenant agrees to cooperate with Landlord and not unreasonably interfere with Landlord's performance of the remediation work and provide access to the Leased Premises for performance of the remediation work, if required. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation or the performance of the remediation work so long as such remediation work does not unreasonably interfere with the operation of the wafer fabrication business by Tenant in the Leased Premises.

          (g)   Structural steel fireproofing material and other building materials containing asbestos were widely used in construction from the 1950's through the mid-1970's. The Building was built before 1979 and certain asbestos-containing materials ("ACM") are located in: Resilient Flooring and Mastic, Dry Wall, Joint Compound, Thermal Pipe Insulation, Putty Tape, Transite Wall Board, Cove Base Adhesive and Roof Mastic within the Building. Landlord has no special knowledge regarding handling instructions necessary to prevent or minimize release of, or exposure to, ACM, or the potential health impacts resulting from exposure to asbestos in the Site. Tenant is urged to contact the County Health Department, the State Department of Health Services, the County Department of Health Services, or the state or federal Occupational Safety and Health Administration for more information. This disclosure statement is provided to Tenant in compliance with California Health and Safety Code Section 25915 et seq. Tenant should be aware that under the requirements of Section 25915 et seq., Tenant is also required to provide this information to Tenant's employees, sublessees, contractors and others as described in the Code.

          (h)   Landlord represents that it has provided Tenant with a description of the Known Contamination on or beneath the Property and lead located on the Property as of the Effective Date of this Lease. Tenant acknowledges that in providing such information, Landlord has satisfied its obligations of disclosure pursuant to California Health & Safety Code Section 25359.7 which requires:

    "Any owner of nonresidential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath that real property shall, prior to the sale, lease or rental of the real property by that owner, give written notice of that condition to the buyer, lessee or renter of the real property."

        4.11    Rules And Regulations.    Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Common Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A material violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease subject to Paragraph 12.1(b) hereof. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenants, occupants, and/or licensees of the Property.

        4.12    Reservations.    Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant and without cost to Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and Private Restrictions, or seek additional entitlements or modify parcel maps, so long as such Private Restrictions, easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

        5.1    Repair And Maintenance.    Landlord shall retain responsibility for maintaining and repairing the Leased Premises in its current condition (as of the Effective Date of this Lease) at its sole cost and expense. Landlord shall have no responsibility for any maintenance or repair of Tenant's fixtures, furniture, equipment or other personal property or for any damage to the Leased Premises caused by Tenant's overuse, negligence or willful misconduct and Tenant shall promptly repair any such damage. Notwithstanding the foregoing, pursuant to the Transition Services Agreement (as defined below),

Tenant shall have responsibility for Minor Building Repairs, Air Conditioning Troubleshooting and Minor Repairs and Material Movement.

        5.2    Utilities.    Landlord shall arrange for the supply of gas and electricity to the Leased Premises. Tenant shall provide water to the Building in accordance with the El Capitan Lease. Charges for such services are addressed in the El Capitan Lease.

        5.3    Security Measures.    Pursuant to that certain Transition Services Agreement between Landlord and Tenant, dated concurrently herewith (the "Transition Services Agreement"), Landlord shall implement security measures for the Building and the Property, as set forth therein. Tenant shall cooperate with, and cause its employees and representatives to cooperate and comply with, such security measures.

        5.4    Energy And Resource Consumption.    Landlord shall comply with all requirements of all Laws regarding energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the requirements of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

        5.5    Limitation Of Landlord's Liability.    Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of (i) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Common Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, and then only to the extent of the actual cost incurred by Tenant for performance thereof, or (ii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Common Areas or the Property from whatever cause (other than Landlord's negligence or willful misconduct), or (iii) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

        6.1    By Tenant.    Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant's written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant's removal obligations set forth in Paragraph 2.5 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Common Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises, without Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

        6.2    Ownership Of Improvements.    All modifications, alterations and improvements made or added to the Leased Premises by Tenant other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures or any of the Contributed Assets ("Real Property Improvements") shall be deemed part of the Property owned by Landlord. Tenant hereby covenants and agrees not to grant a security interest to any party other than Landlord in any Real Property Improvements made or added to the Leased Premises by Tenant, except that Tenant may grant a security interest in Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures or any of the Contributed Assets, provided that in no event shall Tenant be entitled to cause a lien, mortgage or other encumbrance to be placed on the Property. Any Real Property Improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all Real Property Improvements shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such Real Property Improvements in accordance with the provisions of Article 2 and Paragraph 4.10, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such Real Property Improvements so surrendered to Landlord. All Real Property Improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense after the Lease Commencement Date shall be deemed real property and a part of the Leased Premises and shall be property of Landlord.

        6.3    Alterations Required By Law.    Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Common Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises.

        6.4    Liens.    Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after Tenant shall have actual notice that the same has been recorded. Tenant's failure to do so shall be a material default under the terms of this Lease.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

        7.1    By Tenant.    Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. If Tenant assigns this Lease (whether or not Landlord's consent is required pursuant to the terms of this Article 7), Tenant shall simultaneously assign the El Capitan Lease to the same assignee.

        7.2    Merger, Reorganization, or Sale of Assets.

          (a)   Subject to paragraph (b) below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Upon Landlord's request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief operating officer, which shall provide the following information: (a) the names of all of Tenant's shareholders and their ownership interests at the time thereof, provided Tenant's shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant's principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant's ownership that Landlord reasonably requests. In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord's consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

          (b)   Notwithstanding paragraph 7.1 or subparagraph (a) above, the Tenant may, without Landlord's consent, (i) assign all its rights, title, interest and obligations ("Rights") in and to this Lease to (A) any entity controlled by or under common control with Tenant ("Affiliate") or (B) to any Person providing financing to the Tenant or any Affiliate of the Tenant, in each case as collateral security for such financing provided that no such assignment shall relieve Tenant from any of its obligations hereunder, (ii) assign all such Rights to any Affiliate controlling Tenant provided that no such assignment shall relieve Tenant from any of its obligations hereunder, and (iii) assign all such Rights to any Person who acquires, directly or indirectly, all or any substantial portion of the assets or securities of Tenant or any subsidiaries of Tenant provided that the Person acquiring such Rights directly or indirectly or which owns or controls the merged, reorganized or consolidated entity, agrees in writing to assume Tenant's obligations under this Lease.

        7.3    Landlord's Election.    If Tenant shall desire to assign its interest under the Lease (except if pursuant to Paragraph 7.2(b) hereof) or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Leased Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.

        7.4    Conditions To Landlord's Consent.    If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

          (a)   Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

          (b)   Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

          (c)   Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

          (d)   Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.

          (e)   Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

          (f)    Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting.

          (g)   The extension options described in Article 15 hereof may not be assigned from the Tenant originally named herein, except to an assignee under Paragraph 7.2(b) or an assignee for which Tenant specifically obtains Landlord's consent for the assignment of such extension options.

        7.5    Assignment Consideration And Excess Rentals Defined.    For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any portion of the Leased Premises in excess of the Rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

        7.6    Payments.    All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

        7.7    Effect Of Landlord's Consent.    Except as provided in Paragraph 7.2(b), no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

ARTICLE 8

LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

        8.1    Limitation On Landlord's Liability And Release.    Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, consultants and contractors (collectively, the "Landlord Parties") from, any and all liability, loss, penalties or expenses, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the failure of any pollution control system, waste collection or the Identified Groundwater Treatment System; (viii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from any such liability described in (i) through (viii) above to the extent such damage was proximately caused by Landlord's or the Landlord Parties' negligence or willful misconduct, provided that nothing in this Lease shall operate to terminate or limit any rights of recovery Tenant possesses under the Contribution Agreement or any agreement listed in the Recitals thereto.

        8.2    Tenant's Indemnification Of Landlord.    Except for claims related to Hazardous Materials, which are governed by Paragraph 4.10(e) hereof, Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the

Common Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Common Areas or the Property, and Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the negligence or willful misconduct of Landlord or Landlord Parties. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

INSURANCE

        9.1    Tenant's Insurance    Tenant shall maintain insurance complying with all of the following:

          (a)   Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

            (i)    Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Common Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Common Areas or the Property, with coverage in an amount equal to at least Thirty Five Million Dollars ($35,000,000), which insurance shall contain "blanket contractual liability" and "broad form property damage" endorsements insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

            (ii)   Fire and property damage insurance in "special form" coverage insuring Tenant against loss from physical damage to the Contributed Assets, Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

            (iii) Business income/extra expense insurance sufficient to pay Expense Rent and Additional Rent for a period of not less than twelve (12) months;

            (iv)  Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all Laws; and

            (v)   With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

          (b)   Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(iv) above, name Landlord, and such others as are designated by Landlord, as additional insureds and additional payees; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and XI; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord or Landlord Parties, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord or Landlord Parties. As soon as practicable after placing the insurance required to be carried by Tenant pursuant to this Paragraph 9.1, Tenant shall deliver to Landlord certificate(s) of insurance and/or if required by Landlord, certified copies of each policy evidencing the existence of such insurance and Tenant's compliance with the provisions of this Paragraph 9.1.

          (c)   Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

        9.2    Landlord's Insurance.    With respect to insurance maintained by Landlord:

          (a)   Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than the full actual replacement cost thereof. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's manufacturing equipment, personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

          (b)   Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Thirty Five Million Dollars ($35,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

          (c)   Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

        9.3    Mutual Waiver Of Subrogation.    Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

        10.1    Landlord's Duty To Restore.    If the Leased Premises, the Building or the Common Areas are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Common Areas, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures.

        10.2    Insurance Proceeds.    All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

        10.3    Landlord's Right To Terminate.    Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

          (a)   The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the insurance proceeds available from insurance actually carried by Landlord;

          (b)   The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

          (c)   The Building is damaged by any peril and, because of the Laws then in force, the Building (i) cannot be restored to its use prior to such damage or (ii) cannot be restored at reasonable cost.

        10.4    Tenant's Right To Terminate.    If the Leased Premises, the Building, or the Common Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then Tenant shall have the option to terminate this Lease in the event the Building is damaged by any peril and, because of the Laws then in force, the Building cannot be restored to use as used prior to such damage, or after ninety (90) days notice from Tenant to Landlord, Landlord is not diligently pursuing restoration of the Building in accordance with this Article 10.

        10.5    Tenant's Waiver.    Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar Laws hereinafter enacted.

ARTICLE 11

CONDEMNATION

        11.1    Tenant's Right To Terminate.    Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken or (ii) because of the Laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (a) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (b) the date Tenant vacated the Leased Premises.

        11.2    Landlord's Right To Terminate.    Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken or (ii) because of the Laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

        11.3    Restoration.    If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

        11.4    Temporary Taking.    If less than a substantial portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

        11.5    Division Of Condemnation Award.    Any award made for any taking of the Property, the Building, the Common Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of the Contributed Assets, and personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

        11.6    Taking Defined.    The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

        12.1    Events Of Tenant's Default.    Tenant shall be in default of its obligations under this Lease if any of the following events occur:

          (a)   Tenant shall have failed to pay any Expense Rent or Additional Rent within fifteen (15) days after notice from Landlord that such payment is due. After the notice has been given, Landlord shall not be required to provide any further notices to Tenant. Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

          (b)   Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Common Areas or the Property which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant, or condition of this Lease (except those requiring the payment of Expense Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such default is not cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default and requesting Tenant to cure the same; or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion, but in no event later than sixty (60) days after such written notice from Landlord; or

          (c)   Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

          (d)   Tenant shall have abandoned the Leased Premises; or

          (e)   Tenant defaults under the El Capitan Lease.

        12.2    Landlord's Remedies.    In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

          (a)   Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies available to Landlord under this Lease including, without limitation, (i) the right to recover the Rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the lesser of Comerica Prime Plus Two or the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

          (b)   Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Expense Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

            (i)    Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

            (ii)   Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

            (iii) Any action taken by Landlord or Landlord Parties which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

          (c)   In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover Rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

          (d)   In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

            (i)    The worth at the time of the award of the unpaid Rent which had been earned at the time of termination;

            (ii)   The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

            (iii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

        12.3    Landlord's Default And Tenant's Remedies.    In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period so long as Landlord is diligently pursuing such performance up to a maximum of one hundred eighty (180) days. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to seek a termination of this Lease or to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

        12.4    Limitation Of Tenant's Recourse.    Tenant's sole recourse against Landlord for a breach of this Lease shall be to Landlord's interest in the Building and the Common Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Common Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

          (a)   No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

          (b)   No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and \

          (c)   No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

        12.5    Tenant's Waiver.    Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

        13.1    Taxes On Tenant's Property.    Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant's personal property located at the Property, any improvements or alterations Tenant makes to the Leased Premises, and Tenant's interest in this Lease (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid. Notwithstanding the foregoing, Tenant shall have the right before any delinquency occurs to contest or object to the amount or validity of any of the taxes or impositions referred to in this Paragraph 13.1 by appropriate legal proceedings, provided that such right shall in no way be construed in any way as relieving, modifying, or extending Tenant's covenant to pay such taxes and impositions at the time and manner required by this Paragraph 13.1. Landlord shall not be required to join in any such proceedings and Landlord shall not be subjected to any liability for the payment of any costs or expenses in connection with such proceedings brought by Tenant, and Tenant covenants to indemnify and save Landlord harmless from any such costs and expenses.

        13.2    Holding Over.    This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Expense Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the fair market rent for the Leased Premises.

        13.3    Transfer By Landlord.    Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer provided such transferee assumes responsibility to cure continuing defaults of Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

        13.4    Force Majeure.    The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party, for reasons beyond the party's reasonable control, is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

        13.5    Notices.    Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	Conexant Systems, Inc. 4311 Jamboree Road Newport Beach, California Attention: General Counsel Facsimile:(949) 483-6388
With a copy to:	Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121 Attention: Carl Sanchez, Esq. Facsimile: (858) 550-6420
If to Tenant:	101 S. Tryon Street, 25th Floor Charlotte, N.C., 28280 Attention: Claudius E. Watts, IV Facsimile: (704) 632-0299

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

        13.6    Attorneys' Fees.    In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover Rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

        13.7    General Waivers.    One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any Rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

        13.8    Miscellaneous.    Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. The term "governmental agency" or "governmental authority" or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Private Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease. This Lease may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.

        13.9    Quiet Enjoyment.    Landlord covenants and agrees that Tenant, upon paying the Rent and all other charges hereunder provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be observed and kept, shall quietly have and enjoy the Leased Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions and conditions of this Lease.

        13.10    Confidentiality.    Landlord and Tenant acknowledge that any nonpublic information disclosed or provided by one party to another party in connection with this Lease will be subject to the Confidentiality Agreement between Landlord and Tenant dated February 23, 2002. The terms and conditions of this Lease, as well as any information Landlord obtains with respect to Environmental Conditions on the Property and utility consumption, will be considered to be the Confidential Information (as defined in the Confidentiality Agreement) of both parties.

ARTICLE 14

CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT

        14.1    Corporate Authority.    Tenant represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease and that the person executing this Lease on behalf of Tenant is authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Landlord represents and warrants that Landlord is validly formed and duly authorized and existing, that Landlord is qualified to do business in the State in which the Leased Premises are located, that Landlord has the full right and legal authority to enter into this Lease, and that the person executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms.

        14.2    Brokerage Commissions.    Tenant and Landlord each represent, warrant and agree that they have not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen with respect to the lease by it of the Leased Premises pursuant to this Lease. Tenant will assume all obligations and responsibility with respect to the payment of any broker that Tenant retained. Each of Landlord and Tenant will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen due to the other party's breach of the representations, warranties and covenants made by such party in this Paragraph 14.2.

        14.3    Entire Agreement.    This Lease, the El Capitan Lease, the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, the Contribution Agreement and the agreements listed in the recitals thereto, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

        14.4    Landlord's Representations.    Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease or any other agreement between the parties. Tenant further acknowledges that, except as set forth in this Lease or any other agreement between the parties, neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

        14.5    Subordination To Mortgages and Ground Leases.    This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

        14.6    Tenant's Attornment Upon Foreclosure.    Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) any other lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

        14.7    Mortgagee Protection.    In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default.

        14.8    Estoppel Certificate.    Tenant or Landlord will, following any request by the other party, promptly execute and deliver to such other party an estoppel certificate substantially in form attached as Exhibit C.

        14.9    Memorandum of Lease.    Upon request of either Landlord or Tenant, the parties to this Lease agree to execute and deliver a duly acknowledged Memorandum of Lease in sufficient form for recording with the County Recorder for Orange County, California.

ARTICLE 15

OPTIONS TO EXTEND

        15.1    Extension Options.    So long as Specialtysemi, Inc. or an Affiliate or assignee under Paragraph 7.2(b) or an assignee specifically approved by Landlord in accordance with Paragraph 7.4(g) is the Tenant hereunder, and subject to the conditions set forth below, Tenant shall have two options to extend the term of this Lease with respect to the entirety of the Leased Premises, the first for a period of five (5) years from the expiration of the last year of the Lease Term (the "First Extension Period"), and the second (the "Second Extension Period") for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

          (a)   Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than fifteen months nor less than twelve months prior to the expiration of the last year of the Lease Term or the expiration of the First Extension Period, as applicable;

          (b)   Each option to extend shall be subject to Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (c)   Tenant shall have exercised its corresponding option to extend under the El Capitan Lease.

          (d)   Anything herein to the contrary notwithstanding, if Tenant has had chronic material defaults under any of the terms, covenants or conditions of this Lease during the Lease Term beyond applicable notice and cure periods or is in default under any of the terms, covenants or conditions of this Lease at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

        15.2    Terms of Extension.    In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease.

ARTICLE 16

EXPANSION OF LEASED PREMISES

        16.1 Within five (5) business days of each anniversary or semi-anniversary of the Lease Commencement Date (i.e. every six (6) months following the Lease Commencement Date), Tenant shall provide written notice to Landlord of its need for additional office space for the upcoming Lease year in order to operate the semiconductor wafer fabrication business. Landlord shall use reasonable efforts to make such space, up to a maximum of 40,000 rentable square feet in the Building in the aggregate over the Lease Term (the "Additional Office Space") (which is in addition to the Leased Premises originally identified herein), available to Tenant when requested, provided that the following conditions shall apply:

          (a)   In the event Landlord needs to move employees in order to make any Additional Office Space available to Tenant, (1) Tenant shall pay all costs of moving and relocating such employees and (2) in the event Landlord is required to lease additional space to house such employees, Tenant shall pay fair market base rent (the determination of which shall take into account Tenant's obligation to pay Expense Rent hereunder) for the Additional Office Space or portion thereof corresponding to the additional space Landlord was required to lease to house such employees.

          (b)   Except as set forth in subparagraph (a) above, Additional Office Space shall be leased to Tenant upon the same terms and conditions contained in this Lease, provided that Tenant's Pro Rata Share in this Lease and the El Capitan Lease shall be adjusted accordingly to take into account the additional space leased to Tenant in the Building;

          (c)   Tenant shall not be entitled to sublease any of the Additional Office Space;

          (d)   Tenant is not then in default under any of the terms and conditions of this Lease; and

          (e)   Landlord and Tenant shall execute an amendment to this Lease to reflect the addition of the Additional Office Space on the terms set forth herein.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:
CONEXANT SYSTEMS, INC., a Delaware corporation
Dated:	March 12, 2002	By:	/s/ DWIGHT DECKER
		Title:	Chief Executive Officer
TENANT:
SPECIALTYSEMI, INC., a Delaware corporation
Dated:	March 12, 2002	By:	/s/ CLAUDIUS E. WATTS IV
		Title:	President

EXHIBIT A

SITE PLAN

EXHIBIT B

FLOOR PLANS

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

__________________, 20____

Re
4311 Jamboree Road
Newport Beach, California

The undersigned,                        [("Landlord") or ("Tenant")], hereby certifies to                        , as follows:

1.
Attached hereto is a true, correct and complete copy of that certain lease dated                        , 20            , between Landlord and Tenant (the "Lease"), which demises premises which are located at 4311 Jamboree Road, Newport Beach, California. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2.
The term of the Lease commenced on                        , 20    .

3.
The term of the Lease shall expire on                        , 2            .

4.
The Lease has: (Initial one)

(__)
not been amended, modified, supplemented, extended, renewed or assigned.

(__)
been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

5.
[Tenant has accepted and is now in possession of said Leased Premises].

6.
[If assignment in real estate loan context only: Tenant and Landlord acknowledge that the Lease will be assigned to                        and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of                        is obtained, and that until further notice, payments under the Lease may continue as heretofore].

7.
The amount of current monthly Expense Rent and Additional Rent is $            .

8.
The amount of security deposits (if any) is $                        . No other security deposits have been made.

9.
Tenant is paying the full amount of the Expense Rent and Additional Rent, which has been paid in full as of the date hereof. No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

10.
All work required to be performed by Landlord under the Lease has been completed.

11.
To the knowledge of the undersigned, there are no defaults on the part of the Landlord or Tenant under the Lease.

12.
Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.
Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

14.
All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that                        is relying upon the representations herein made in connection with                        .

        Dated:                        , 2

[Add signature block of either Landlord or Tenant]

EXHIBIT D
SITE PLAN SHOWING IDENTIFIED GROUNDWATER TREATMENT SYSTEMS

QuickLinks

  Exhibit 10.13
  HALF DOME BUILDING
TABLE OF CONTENTS
LEASE
ARTICLE 1 DEFINITIONS
ARTICLE 2 LEASED PREMISES, TERM AND POSSESSION
ARTICLE 3 RENT
ARTICLE 4 USE OF LEASED PREMISES AND COMMON AREA
ARTICLE 5 REPAIRS, MAINTENANCE, SERVICES AND UTILITIES
ARTICLE 6 ALTERATIONS AND IMPROVEMENTS
ARTICLE 7 ASSIGNMENT AND SUBLETTING BY TENANT
ARTICLE 8 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY
ARTICLE 9 INSURANCE
ARTICLE 10 DAMAGE TO LEASED PREMISES
ARTICLE 11 CONDEMNATION
ARTICLE 12 DEFAULT AND REMEDIES
ARTICLE 13 GENERAL PROVISIONS
ARTICLE 14 CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT
ARTICLE 15 OPTIONS TO EXTEND
ARTICLE 16 EXPANSION OF LEASED PREMISES
EXHIBIT A SITE PLAN
EXHIBIT B FLOOR PLANS
EXHIBIT C FORM OF ESTOPPEL CERTIFICATE
EXHIBIT D SITE PLAN SHOWING IDENTIFIED GROUNDWATER TREATMENT SYSTEMS